Exhibit 4.1

EXECUTION COPY

AMENDMENT NO. 7 TO SERIES 2015-VF1 INDENTURE SUPPLEMENT

Amendment No. 7 to Series 2015-VF1 Indenture Supplement, dated as of November 15, 2017 (this “Amendment”), among NRZ ADVANCE RECEIVABLES TRUST 2015-ON1, as issuer (the “Issuer”), DEUTSCHE BANK NATIONAL TRUST COMPANY, as indenture trustee (in such capacity, the “Indenture Trustee”), calculation agent (in such capacity, the “Calculation Agent”), paying agent (in such capacity, the “Paying Agent”), and securities intermediary (in such capacity, the “Securities Intermediary”), HLSS HOLDINGS, LLC (“HLSS”), as administrator on behalf of the Issuer (in such capacity, the “Administrator”), CREDIT SUISSE AG, NEW YORK BRANCH (“Credit Suisse”), as administrative agent (in such capacity, the “Administrative Agent”), OCWEN LOAN SERVICING, LLC (“OLS”), New Residential Mortgage LLC (“NRM”), and NEW RESIDENTIAL INVESTMENT CORP. (“NRZ”), and consented to by Credit Suisse, as noteholder of the Series 2015-VF1 Variable Funding Notes (in such capacity, the “Noteholder”), and Credit Suisse International (“CS International”), as the derivative counterparty (the “Derivative Counterparty”).
RECITALS

The Issuer, Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, OLS, NRM, the Administrator and the Administrative Agent are parties to that certain Amended and Restated Indenture, dated as of August 17, 2017, as may be amended, restated, supplemented, or otherwise modified from time to time (the “Existing Base Indenture”), the provisions of which are incorporated, as modified by that certain Series 2015-VF1 Indenture Supplement, dated as of August 28, 2015, as amended by that certain Amendment No. 1 to Series 2015-VF1 Indenture Supplement, dated as of November 24, 2015, that certain Amendment No. 2 to Series 2015-VF1 Indenture Supplement, dated as of March 22, 2016, that certain Amendment No. 3 to Series 2015-VF1 Indenture Supplement, dated as of May 9, 2016, that certain Amendment No. 4 to Series 2015-VF1 Indenture Supplement, dated as of May 27, 2016, that certain Amendment No. 5 to Series 2015-VF1 Indenture Supplement, dated as of December 15, 2016, that certain Amendment No. 6 to Series 2015-VF1 Indenture Supplement, dated as of August 17, 2017, and as the same may be further amended, restated, supplemented or otherwise modified from time to time (the “Existing Indenture Supplement,” and together with the Existing Base Indenture, the “Existing Indenture”), among the parties to the Existing Base Indenture and NRZ. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Indenture.

The Issuer, Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, OLS, NRM, the Administrator, Administrative Agent, NRZ, the Noteholder and the Derivative Counterparty have agreed, subject to the terms and conditions of this Amendment, that the Existing Indenture Supplement be amended to reflect certain agreed upon revisions to the terms of the Existing Indenture Supplement.

Pursuant to Section 12.2 of the Existing Base Indenture and Section 13(b) of the Existing Indenture Supplement, the Issuer, Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, OLS, NRM, the Administrator, the Administrative Agent and NRZ, with the consent of 100% of the Noteholders of the Series 2015-VF1 Variable Funding Notes, may amend the Existing Indenture Supplement, with prior notice to each Note Rating Agency, with the consent of the Derivative Counterparty, if any, the Subservicer, and the Series Required Noteholders of each Series materially and adversely affected by such amendment and upon delivery of an Issuer Tax Opinion, for the purpose of adding or changing in any manner any provisions of the Existing Indenture Supplement.

Pursuant to Section 12.3 of the Existing Base Indenture, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel stating that the execution of such amendment is authorized and permitted by the Existing Base Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”).

CS International is the sole Derivative Counterparty (as that term is defined in the Existing Base Indenture) and consents to this Amendment by its signature hereto.

The Noteholder holds 100% of the Series 2015-VF1 Variable Funding Notes and therefore is the Series Required Noteholder.

The Noteholder waives the requirement for the delivery of an Issuer Tax Opinion and other opinions as set forth in this Amendment.

Notice has been provided to the Note Rating Agency.

Accordingly, the Issuer, Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, OLS, NRM, the Administrator, Administrative Agent, NRZ, the Derivative Counterparty and the Noteholder hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Indenture Supplement is hereby amended as follows:

SECTION 1.          Amendments to the Existing Indenture Supplement. Effective as of the Amendment Effective Date (as defined below):

1.1          Section 2 of the Existing Indenture Supplement is amended by deleting the defined terms “Expected Repayment Date,” “Index,” “Maximum VFN Principal Balance,” “Senior Margin,” “Subordinate Margin” and “Undrawn Fee Rate” in their entirety and replacing them with the following:

“Expected Repayment Date” means for the Series 2015-VF1 Notes, March 23, 2018, as such date may be extended from time to time with respect to the Series 2015-VF1 Notes pursuant to Section 7 hereof.

“Index” means, for any Class of the Series 2015-VF1 Notes, One-Month LIBOR, the  Cost of Funds Rate or the Base Rate, as specified for such Class in the definition of “Note Interest Rate”; provided, that, notwithstanding the foregoing, to the extent the Note Rating Agency rates any Outstanding Class of Series 2015-VF1 Notes, the “Index” shall be One-Month LIBOR.

“Maximum VFN Principal Balance” means, for the Series 2015-VF1 Notes, for Class A-VF1: $374,646,000, for Class B-VF1: $8,038,000, for Class C-VF1: $8,924,000 and for Class D-VF1: $33,392,000, or (i) such other amount, calculated pursuant to a written agreement between the Administrator and the Administrative Agent or (ii) such lesser amount designated by the Issuer in accordance with the terms of the Base Indenture.

“Senior Margin” means, with respect to:

(i)	the Class A-VF1 Notes on any date, a per annum rate equal to 1.16%;

(ii)	the Class B-VF1 Notes on any date, a per annum rate equal to 1.74%;

(iii)	the Class C-VF1 Notes on any date, a per annum rate equal to 3.25%; and

(iv)	the Class D-VF1 Notes on any date, a per annum rate equal to 4.75%.

“Subordinate Margin” means with respect to:

(i)	the Class A-VF1 Notes on any date, a per annum rate equal to 0.00%;

(ii)	the Class B-VF1 Notes on any date, a per annum rate equal to 0.00%;

(iii)	the Class C-VF1 Notes on any date, a per annum rate equal to 0.00%; and

(iv)	the Class D-VF1 Notes on any date, a per annum rate equal to 0.00%.

“Undrawn Fee Rate” means for each applicable Class of the Series 2015-VF1 Notes, the per annum rate set forth or determined as described below:

(i) Class A-VF1: (a) if the Used Percentage for the Class A-VF1 is less than or equal to 50.0%: 0.50%,  per annum; (b) if the Used Percentage for the Class A-VF1 is greater than 50.0% and less than or equal to 75.0%: 0.25%, per annum; and (c) if the Used Percentage for the Class A-VF1 is greater than 75.0%: 0.00%, per annum;

(ii) Class B-VF1: (a) if the Used Percentage for the Class B-VF1 is less than or equal to 50.0%: 0.50%, per annum; (b) if the Used Percentage for the Class B-VF1 is greater than 50.0% and less than or equal to 75.0%: 0.25%, per annum; and (c) if the Used Percentage for the Class B-VF1 is greater than 75.0%: 0.00%, per annum;

(iii) Class C-VF1: (a) if the Used Percentage for the Class C-VF1 is less than or equal to 50.0%: 0.50%, per annum; (b) if the Used Percentage for the Class C-VF1 is greater than 50.0% and less than or equal to 75.0%: 0.25%, per annum; and (c) if the Used Percentage for the Class C-VF1 is greater than 75.0%: 0.00%, per annum; and

(iv) Class D-VF1: (a) if the Used Percentage for the Class D-VF1 is less than or equal to 50.0%: 0.50%, per annum; (b) if the Used Percentage for the Class D-VF1 is greater than 50.0% and less than or equal to 75.0%: 0.25%, per annum; and (c) if the Used Percentage for the Class D-VF1 is greater than 75.0%: 0.00%, per annum

SECTION 2.          Noteholder Consent and Waiver.  The Noteholder hereby consents to this Amendment and waives, and instructs the Indenture Trustee to waive the requirement (i) in Section 12.2 of the Existing Base Indenture for the delivery of an Issuer Tax Opinion and (ii) in Section 12.3 of the Existing Base Indenture for the delivery of an Authorization Opinion.  Further, the Noteholder hereby waives and instructs the Indenture Trustee to waive each requirement for the delivery of any other opinions and certificates in connection with this Amendment pursuant to Sections 1.3, 1.4 and 12.3 of the Existing Base Indenture.

SECTION 3.          Series Required Noteholder.  The Noteholder hereby represents and certifies that (i) it holds 100% of the Series 2015-VF1 Variable Funding Notes and therefore is the Series Required Noteholder, (ii) it has the authority to deliver this certification and the directions included herein to the Indenture Trustee, (iii) such power has not been granted or assigned to any other person, and (iv) the Indenture Trustee may conclusively rely upon this certification.

SECTION 4.          Conditions to Effectiveness of this Amendment.  This Amendment shall become effective on the date (the “Amendment Effective Date”) upon the later to occur of the following:

4.1           the execution and delivery of this Amendment by all parties hereto; and

4.2           notice to the Note Rating Agency.

SECTION 5.          Representations and Warranties.  The Issuer hereby represents and warrants to the Indenture Trustee, the Noteholders, the Servicer, any Derivative Counterparty, any Supplemental Credit Enhancement Provider and any Liquidity Provider that it is in compliance with all the terms and provisions set forth in the Existing Base Indenture on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 9.1 of the Existing Base Indenture.

SECTION 6.          Costs.  Notwithstanding any terms of the Note Purchase Agreement to the contrary, each of the Noteholder, the Issuer, and the Administrative Agent shall be responsible for its own expenses in connection with the negotiation, execution and delivery of this Amendment.  The Administrator shall pay the reasonable costs and expenses of the Indenture Trustee and the Owner Trustee in connection with the negotiation, execution and delivery of this Amendment promptly following its receipt of an invoice therefor.  The Administrator shall pay the reasonable costs and expenses of OLS in connection with the negotiation, execution and delivery of this Amendment to the extent required by the terms of the Master Agreement.

SECTION 7.          Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Indenture shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 8.          Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9.         Recitals.  The statements contained in the recitals to this Amendment shall be taken as the statements of the Issuer, and the Indenture Trustee (in each capacity) assumes no responsibility for their correctness.  The Indenture Trustee makes no representation as to the validity or sufficiency of this Amendment (except as may be made with respect to the validity of its own obligations hereunder).  In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Existing Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.

SECTION 10.        Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 11       GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 12.        Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Amendment and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or the other Transaction Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

NRZ ADVANCE RECEIVABLES TRUST 2015-ON1 , as Issuer

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Anita Roselli Woolery
Name:	Anita Roselli Woolery
Title:	Vice President

[Signature page to NRART 2015-ON1 Amendment No. 7 to Series 2015-VF1 Indenture Supplement]

OCWEN LOAN SERVICING, LLC

By:	/s/ Michael L. DelGiacco
Name:	Michael L. DelGiacco
Title:	Vice President and Treasurer

[Signature page to NRART 2015-ON1 Amendment No. 7 to Series 2015-VF1 Indenture Supplement]

HLSS HOLDINGS, LLC

By:	/s/ Nicola Santoro, Jr.
Name:	Nicola Santoro, Jr.
Title:	Chief Financial Officer

[Signature page to NRART 2015-ON1 Amendment No. 7 to Series 2015-VF1 Indenture Supplement]

NEW RESIDENTIAL MORTGAGE LLC

By:	/s/ Cameron MacDougall
Name:	Cameron MacDougall
Title:	President

[Signature page to NRART 2015-ON1 Amendment No. 7 to Series 2015-VF1 Indenture Supplement]

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, and not in its individual capacity

By:	/s/ Erica Blair
Name:	Erica Blair
Title:	Associate

By:	/s/ Amy McNulty
Name:	Amy McNulty
Title:	Assistant Vice President

[Signature page to NRART 2015-ON1 Amendment No. 7 to Series 2015-VF1 Indenture Supplement]

CREDIT SUISSE AG, NEW YORK BRANCH , as Administrative Agent

By:	/s/ Patrick Duggan
Name:	Patrick Duggan
Title:	Associate

By:	/s/ Patrick J. Hart
Name:	Patrick J. Hart
Title:	Vice President

[Signature page to NRART 2015-ON1 Amendment No. 7 to Series 2015-VF1 Indenture Supplement]

NEW RESIDENTIAL INVESTMENT CORP.

By:	/s/ Nicola Santoro, Jr.
Name:	Nicola Santoro, Jr.
Title:	Chief Financial Officer

[Signature page to NRART 2015-ON1 Amendment No. 7 to Series 2015-VF1 Indenture Supplement]

CONSENTED TO BY:

CREDIT SUISSE AG, NEW YORK BRANCH, as 100% Noteholder of the Series 2015-VF1 Variable Funding Notes

By:	/s/ Patrick Duggan
Name:	Patrick Duggan
Title:	Associate

By:	/s/ Patrick J. Hart
Name:	Patrick J. Hart
Title:	Vice President

[Signature page to NRART 2015-ON1 Amendment No. 7 to Series 2015-VF1 Indenture Supplement]

CONSENTED TO BY:

CREDIT SUISSE INTERNATIONAL, as Derivative Counterparty

By:	/s/ Bik Kwan Chung
Name:	Bik Kwan Chung
Title:	Authorized Signatory

By:	/s/ Steven J. Reis
Name:	Steven J. Reis
Title:	Authorized Signatory

[Signature page to NRART 2015-ON1 Amendment No. 7 to Series 2015-VF1 Indenture Supplement]